Report of Independent Auditors

To the Shareholders and Board of Trustees of Ariel Mutual Funds

In planning and performing our audit of
 the financial statements of Ariel Mutual
 Fund, Ariel Appreciation Fund and Ariel
 Premier Bond Fund, comprising Ariel
 Mutual Funds (the Funds) for the year
 ended September 30, 2001, we considered its internal control, including control activities for safeguarding securities,
 in order to determine our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, not to provide assurance on
 internal control.

The management of the Funds is responsible

 for establishing and maintaining
internal control.  In fulfilling this
 responsibility, estimates and judgments
 by management are required to assess
the expected benefits and related
costs of controls. Generally, controls
 that are relevant to an audit pertain
 to the entity's objective of preparing
 financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include
the safeguarding of assets against
unauthorized acquisition, use, or disposition.

Because of inherent limitations in
internal control, error or fraud may
 occur and not be detected.  Also,
projection of any evaluation of internal
 control to future periods is subject
to the risk that it may become
inadequate because of changes in
 conditions or that the effectiveness
 of the design and operation may

deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
 control that might be material
weaknesses under standards established
by the American Institute of Certified
Public Accountants. A material weakness
 is a condition in which the design or
 operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud
 in amounts that would be material in
relation to the financial statements
being audited may occur and not be
detected within a timely period by
 employees in the normal course of
 performing their assigned functions.
  However, we noted no matters
involving internal control and its
operation, including controls for
safeguarding securities, which we
consider to be material weaknesses
as defined above as of September 30, 2001.

This report is intended solely
 for the information and use
 management, the Board of Trustees
of the Funds and the Securities and
 Exchange Commission and is not
intended to be and should not be
 used by anyone other than these
 specified parties.

	Ernst & Young LLP

Chicago, Illinois
October 26, 2001